EXHIBIT 10.1
PROMISSORY NOTE
U.S. $1,000,000.00    December 30, 2020

    FOR VALUE RECEIVED, Remark Holdings, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to SVBooth Investments III, a Delaware limited liability company, or its successors and assigns (the “Payee”), the principal sum of One Million Dollars (U.S. $1,000,000.00). The entire principal amount hereunder shall be due and payable in full on December 30, 2023 (the “Maturity Date”), or on such earlier date as such principal amount may earlier become due and payable pursuant to the terms hereof (this “Note”).
1.Interest Rate. Interest shall accrue on the unpaid principal amount of this Note at the rate of ten percent (10%) per annum from the date of the first making of the loan for such principal amount until such unpaid principal amount is paid in full. Interest hereunder shall be paid in cash on the Maturity Date or on such earlier date as the principal amount under this Note becomes due and payable and shall be computed on the basis of a 360-day year for the actual number of days elapsed.
2.No Waiver of Payee’s Rights, etc. All payments of principal and interest shall be made without setoff, deduction, or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. The Maker hereby waives presentment of payment, protest, and notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.
3.Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.
4.Cumulative Rights and Remedies; Usury. The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available. If it shall be found that any interest outstanding hereunder shall violate applicable laws governing usury, the applicable rate of interest outstanding hereunder shall be reduced to the maximum permitted rate of interest under such law.
5.Collection Expenses. If this obligation is placed in the hands of an attorney for collection after default, and provided the Payee prevails on the merits in respect to its claim of default, the Maker shall pay (and shall indemnify and hold harmless the Payee from and against), all reasonable attorneys’ fees and expenses incurred by the Payee in pursuing collection of this Note.

6.Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other holder of this Note.
7.Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.
8.Security. The obligations of the Maker under this Note are a general unsecured obligation of the Maker.
9.Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Maker and its stockholders. The Maker and the Payee hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE MAKER AND THE PAYEE HEREBY IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
10.Specific Enforcement, Consent to Jurisdiction. The Maker and the Payee acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Note, this being in addition to any other remedy to which the parties may be entitled by law or equity. Subject to Section 10 hereof, each of the Maker and the Payee hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Delaware of such court, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action, or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.
[Signature page follows.]

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be duly executed and delivered as of the date first set forth above.

REMARK HOLDINGS, INC.

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chairman and CEO

ACKNOWLEDGED AND AGREED:

SVBOOTH INVESTMENTS III

By:	/s/ Scott V Booth
Name:	Scott V Booth
Title:	Managing Member